EXHIBIT 99.1

F I N A N C I A L RELATIONS BOARD	n e w s

RE: NN, Inc.
2000 Waters Edge Drive
Johnson City, TN 37604

FOR FURTHER INFORMATION:

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Will Kelly	Marilynn Meek
Vice President and Chief Administrative Officer	(General info)
(423) 743-9151	(212) 827-3773

FOR IMMEDIATE RELEASE August 16, 2013

NN, INC. BOARD ANNOUNCES QUARTERLY DIVIDEND.

Johnson City, Tenn, August 16, 2013 – NN, Inc. (Nasdaq: NNBR) announced today its Board of Directors declared a quarterly cash dividend of $0.06 per common share. The dividend will be paid on September 13, 2013, to shareholders of record as of the close of business on August 30, 2013.

NN, Inc. manufactures and supplies high precision metal bearing components, industrial plastic and rubber products and precision metal components to a variety of markets on a global basis.  Headquartered in Johnson City, Tennessee, NN has 10 manufacturing plants in the United States, Western Europe, Eastern Europe and China.  NN, Inc. had sales of US $370 million in 2012.